UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

IPAYMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50280

(Commission File Number)

62-1847043

(I.R.S. Employer Identification Number)

40 Burton Hills Boulevard, Suite 415

Nashville, TN 37215

(Address and zip code of principal executive offices)

(615) 665-1858

(Registrant’s telephone number, including area code)

N/A

(Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Senior Notes Indenture

On May 6, 2011 (the “Closing Date”), iPayment, Inc. (the “Company”) issued $400 million in aggregate principal amount of 10.25% Senior Notes due 2018 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), among the Company, the guarantors from time to time party thereto (the “Guarantors”) and Wilmington Trust FSB, as trustee (the “Trustee”).

The Company will pay interest on the Notes in cash on November 15 and May 15 of each year at a rate of 10.25% per annum. Interest on the Notes will accrue from and including the Closing Date and the first interest payment date will be November 15, 2011. The Notes will mature on May 15, 2018.

The Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Company’s restricted subsidiaries that guarantees any indebtedness of the Company or another Guarantor. As of the Closing Date, all of the Company’s subsidiaries are restricted subsidiaries and Guarantors under the Indenture. Under certain circumstances, the Indenture permits the Company to designate certain of its subsidiaries as unrestricted subsidiaries, which subsidiaries will not be subject to the covenants in the Indenture and will not guarantee the Notes.

The Notes are the general unsecured senior obligations of the Company and each guarantee is the general unsecured senior obligation of each Guarantor. The Notes and the related guarantees are equal in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness, including borrowings under the Company’s new senior secured credit facilities (as described below) and senior in right of payment to all of the Company’s and the Guarantors’ future subordinated indebtedness. The Notes and the related guarantees are structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries that are not Guarantors and effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including indebtedness under the Company’s new senior secured credit facilities.

At any time and from time to time prior to May 15, 2015, the Company may, at its option, redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the date of redemption. Thereafter, the Company may, at its option, redeem some or all of the Notes at the prices set forth in the Indenture. In addition, at any time and from time to time prior to May 15, 2014, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of the Notes issued under the Indenture with the proceeds of certain equity offerings.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If the Company sells assets outside the ordinary course of business and does not use the net proceeds for specified purposes, it may be required to use such net proceeds to repurchase the Notes, in whole or in part, at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, restrict the Company’s and its restricted subsidiaries’ ability to pay dividends, redeem stock or make other distributions or restricted payments, make certain investments, incur or guarantee additional indebtedness, create liens, agree to dividend and payment restrictions affecting restricted subsidiaries, consummate mergers, consolidations or other business combinations, designate subsidiaries as unrestricted, change its or their line of business, or enter into certain transactions with affiliates. The covenants in the Indenture generally permit the Company to distribute funds to iPayment Holdings, Inc. (“Holdings”), the Company’s direct parent, to make interest payments on its notes (which were also issued on the Closing Date) to the extent required to be paid in cash by the terms of the indenture governing such notes.

The Indenture also provides for customary events of default, including non-payment of principal, interest or premium, failure to comply with covenants, and certain bankruptcy or insolvency events.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into a registration rights agreement, dated the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed, at the Company’s expense, to use commercially reasonable efforts to:

•

file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to an offer (the “Exchange Offer”) to exchange the Notes for exchange notes (the “Exchange Notes”), guaranteed on a senior basis by the Guarantors, which Exchange Notes will have terms substantially identical in all material respects to the Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions and Additional Interest (as defined below); and

•	cause the Exchange Offer to be completed within 270 days after the Closing Date.

If the Exchange Offer Registration Statement is declared effective, the Company and the Guarantors will offer the Exchange Notes and the related guarantees in exchange for surrender of the Notes and the related guarantees. The Company and the Guarantors will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes. For each of the Notes surrendered to the Company pursuant to the Exchange Offer, the holder who surrendered such Note will receive an Exchange Note having a principal amount equal to that of the surrendered note.

If:

•	the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

•

any holder of Notes notifies the Company, on the advice of counsel, (i) within 20 days following the consummation of the Exchange Offer, that it is prohibited by applicable law or SEC policy from participating in the Exchange Offer, (ii) within 90 days after the Exchange Offer is consummated, that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus (other than by reason of such holder’s status as the Company’s affiliate) and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (iii) within 20 days following the consummation of the Exchange Offer, that it is a broker-dealer and owns Notes acquired directly from the Company or any Guarantor or an affiliate of the Company or any Guarantor;

then, in each case, the Company will file with the SEC a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the Notes by the holders thereof that satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use commercially reasonable efforts to (i) cause the Shelf Registration Statement to be declared effective by the SEC as promptly as possible and (ii) keep the Shelf Registration Statement continuously effective and available, subject to any Blackout Period referred to below and customary exceptions, until the second anniversary of the Closing Date (or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold) (the “Effectiveness Period”).

Notwithstanding anything to the contrary in the Registration Rights Agreement, upon notice to the holders of the Notes, the Company may suspend the effectiveness of the Shelf Registration Statement for a period of time (a “Blackout Period”) not to exceed an aggregate of 90 days in any 12-month period if (i) the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of the Company, any of its parents or subsidiaries, or any of their respective affiliates or (ii) the disclosure otherwise relates to a material business transaction or development with respect to the Company, any of its parents or subsidiaries, or any of their respective affiliates that has not been publicly disclosed and that any such disclosure would jeopardize the success of the transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof.

The Company will pay additional interest (“Additional Interest”) on the applicable Notes, subject to certain exceptions, if:

(1)	notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed or does not become effective on or prior to the dates required by the Registration Rights Agreement;

(2)	the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the date that is 270 days after the Closing Date; or

(3)	if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be continuously effective during the Effectiveness Period (each such event referred to in the preceding clauses (1) through (3), a “Registration Default”);

from and including the date on which any Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured; provided, however, that the amount of Additional Interest accruing will not exceed 1.00% per annum. Following the cure of a particular Registration Default, which cure, in the case of clause (1) above, will be the filing and/or effectiveness, of the Shelf Registration Statement, in case of clause (2) above, will be the exchange of Exchange Notes for all Notes validly tendered, and in the case of clause (3) above, will be the effectiveness of the Shelf Registration Statement that had ceased to remain effective, Additional Interest with respect to such Registration Default will cease to accrue.

The Company will not be required to pay Additional Interest for more than one Registration Default at any given time. Such Additional Interest will be in addition to any other interest payable from time to time with respect to the Notes. Any amounts of Additional Interest that have accrued pursuant to clause (1), (2) or (3) above will be payable on the regular interest payment dates of the Notes.

Senior Secured Credit Facilities

The Company also entered into a credit agreement, dated as of the Closing Date (the “Senior Secured Credit Facilities” or the “Credit Agreement”), with Holdings, the subsidiaries of the Company identified therein as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), swing line lender and L/C issuer and the other lenders party thereto. The Senior Secured Credit Facilities consist of (i) a six-year, $375.0 million term facility and (ii) a five-year, $75.0 million revolving facility, which includes a swing line loan facility and letter of credit facility and is available from time to time until the fifth anniversary of the Closing Date (or in the case of the letter of credit facility, five business days prior to the fifth anniversary). The terms of the Senior Secured Credit Facilities give the Company the ability, subject to certain conditions, to request an increase in the amount of the revolving facility in an aggregate amount of up to $25.0 million.

Subject to customary and other exceptions, the Senior Secured Credit Facilities shall be prepaid with: (i) 100% of the net cash proceeds of asset sales, casualty events and other dispositions by the Company and its subsidiaries; (ii) 100% of the net cash proceeds of issuances of certain debt obligations by the Company and its subsidiaries; and (iii) 50% of annual excess cash flow subject to reduction to 25% at a leverage ratio below 4.00:1.00 but greater than or equal to 3.00:1.00 and to 0% at a leverage ratio below 3.00:1.00. Each such prepayment shall be applied to the Senior Secured Credit Facilities in the following manner: first, to any scheduled principal installments due within the following twelve months in direct order of maturity and, thereafter, ratably to all remaining principal repayment installments of the term facility and, second, to the outstanding borrowings under the revolving facility, but without reduction of the commitments thereunder.

Voluntary prepayments are permitted, in whole or in part, subject to minimum prepayment or reduction requirements; provided that (x) voluntary prepayments of certain loans on a date other than the last day of the relevant interest period are subject to the payment of customary breakage costs, if any, and (y) certain voluntary prepayments of the term facility (and repricings thereof) prior to the first year anniversary of the closing date will be subject to a 1% prepayment penalty. Each such prepayment of the term facility shall be applied to reduce scheduled principal repayments as directed by the Company.

The Credit Agreement requires the Company to make quarterly amortization payments in respect of the term facility equal to 0.25% of the initial aggregate term borrowings to be payable at the end of each quarter prior to maturity and 94.5% of the initial aggregate term borrowings to be payable at maturity.

The interest rates under the Senior Secured Credit Facilities (other than in respect to swing line loans, which will accrue interest at the base rate) are calculated, at the Company’s option, at either the Eurodollar rate (which is the higher of BBA LIBOR and, in respect of the term facility, 1.50%) or the base rate (which is the highest of JPMorgan Chase Bank, N.A.’s prime rate, the Federal Funds effective rate plus 0.50%, the one-month Eurodollar rate plus 1.00%, and, in respect of the term facility, 2.50%), plus, in each case, the applicable margin which differs for the term facility and the revolving facility (and which, in the case of the revolving facility, is subject to adjustment based on a pricing grid set forth in the Credit Agreement). Overdue principal, interest, fees and other amounts shall bear interest at a rate that is 2.00% above the rate then borne by such borrowing or the base rate in respect of the term facility, as applicable. A commitment fee equal to 0.625% on the unused portion of the Senior Secured Credit Facilities will accrue and will be payable until the Company delivers financial statements for the fiscal quarter ending June 30, 2011, and thereafter, a percentage per annum determined in accordance with a pricing grid set forth in the Credit Agreement.

The obligations under the Credit Agreement are guaranteed by each of the Company’s existing and future direct and indirect material domestic subsidiaries. The obligations under the Credit Agreement are also guaranteed by Holdings.

Pursuant to the terms of a security agreement (the “Security Agreement”) and a pledge agreement (the “Pledge Agreement”), each dated as of the Closing Date and among the Company, Holdings, the subsidiaries of the Company party to the Credit Agreement and the Administrative Agent, the loans under the Credit Agreement are secured by a first-priority perfected security interest in substantially all of the Company’s assets and the assets of its guarantor affiliates, in each case now owned or later acquired, including a pledge of all equity interests and notes owned by the Company and its guarantor affiliates, including each of its present and future subsidiaries, provided that only 65% of the voting equity interests of the Company’s and the Company’s domestic subsidiaries’ “first-tier” non-U.S. subsidiaries are required to be pledged in respect of the obligations under the Credit Agreement. The loans are also secured by all proceeds and products of the property and assets described above.

Such guarantees and security interests also apply to certain of the Company’s obligations under swap contracts and treasury management agreements entered into with any person who was a lender or affiliate of a lender on the effective date of such contract or agreement.

The Credit Agreement contains certain customary covenants that, subject to significant exceptions, restrict the Company’s and its subsidiaries’ ability to, among other things (i) declare dividends or redeem or repurchase equity interests by the Company or its subsidiaries; (ii) prepay, redeem or purchase certain debt; (iii) incur liens and engage in sale-leaseback transactions; (iv) make loans and investments; (v) incur additional indebtedness; (vi) amend or modify specified debt and other material agreements; (vii) engage in mergers, acquisitions and asset sales; (viii) change accounting policies; (ix) become a general partner; (x) enter into speculative transactions; (xi) transact with affiliates; and (xii) engage in businesses that are not related to the Company’s existing business. In addition, under the Credit Agreement, the Company will be required to comply (subject to a right to cure in certain circumstances) with specified financial ratios and tests, including a minimum Consolidated Interest Coverage Ratio and a maximum Senior Secured Leverage Ratio (each as defined in the Credit Agreement).

In addition, the Credit Agreement contains certain customary affirmative covenants, including requirements for financials reports and other notices from the Company.

Events of default, which are subject to grace periods and exceptions, as set forth in the Credit Agreement include, but are not limited to: (i) the Company’s failure to pay principal or interest or any other amount under the

Credit Agreement when due; (ii) any representation or warranty proving to have been materially incorrect; (iii) covenant defaults; (iv) judgment defaults; (v) customary ERISA defaults; (vi) invalidity of loan documents or impairment of collateral; (vii) events of bankruptcy; (viii) a change of control; (ix) cross-default to material debt; and (x) cancellation or termination of a material contract, in certain circumstances.

The descriptions set forth above are intended to be summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture (including the form of the Notes attached thereto), the Registration Rights Agreement, the Credit Agreement, the Security Agreement and the Pledge Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On the Closing Date, the Company (i) instructed Wells Fargo Bank, National Association, as trustee (the “2014 Notes Trustee”) of its 9 3/4% Senior Subordinated Notes due 2014 (the “2014 Notes”) to deliver a notice of redemption to the holders of the outstanding 2014 Notes and (ii) caused approximately $209.8 million of the net proceeds from the issuance and sale of the Notes and borrowings under the Senior Secured Credit Facilities to be irrevocably deposited with the 2014 Notes Trustee to satisfy and discharge the indenture governing the 2014 Notes, dated May 10, 2006, among the Company, the guarantors from time to time party thereto and the 2014 Notes Trustee (the “2014 Indenture”). The deposited funds are to be held in trust until June 6, 2011 (the “Redemption Date”), at which time such money will be used to fund the redemption of the outstanding 2014 Notes (including the payment of accrued and unpaid interest on the outstanding 2014 Notes to but not including the Redemption Date) at a redemption price of 102.438% of the aggregate principal amount thereof.

Also on the Closing Date, in connection with its entry into the Credit Agreement (as described in Item 1.01 of this Current Report on Form 8-K), the Company terminated its existing credit agreement, dated as of May 10, 2006, among the Company, the lenders and guarantors from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and JPMorgan Chase Bank, N.A., as syndication agent (the “Existing Credit Agreement”). The Existing Credit Agreement was repaid with approximately $409.3 million of the proceeds from the issuance and sale of the Notes and borrowings under the Senior Secured Credit Facilities. The Existing Credit Agreement consisted of a $515.0 million term facility and a $60.0 million revolving facility (expandable to $100.0 million), and the term facility and the revolving facility were scheduled to mature on May 10, 2013 and May 10, 2012, respectively.

As described above, JPMorgan Chase Bank, N.A. is the administrative agent, swing line lender and L/C issuer (and sole term loan lender) under the Senior Secured Credit Facilities. Bank of America, N.A. is a revolving lender under the Senior Secured Credit Facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as appropriate.

Item 8.01. Other Events

On the Closing Date, the Company issued a press release announcing the closing of its Notes offering and the Senior Secured Credit Facilities and the closing of Holdings’ notes offering. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described therein, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated May 6, 2011, among iPayment, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee, including the form of the Notes (filed herewith).

4.2	Registration Rights Agreement, dated May 6, 2011, among iPayment, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, as representative for the several initial purchasers (filed herewith).

10.1	Credit Agreement, dated as of May 6, 2011, among iPayment, Inc., iPayment Holdings, Inc., the guarantors and lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent (filed herewith).

10.2	Security Agreement, dated as of May 6, 2011, among iPayment, Inc., iPayment Holdings, Inc., the guarantors party thereto and JPMorgan Chase Bank N.A., as administrative agent (filed herewith).

10.3	Pledge Agreement, dated as of May 6, 2011, among iPayment, Inc., iPayment Holdings, Inc., the guarantors party thereto and JPMorgan Chase Bank N.A., as administrative agent (filed herewith).

99.1	Press Release of iPayment, Inc., dated May 6, 2011 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT, INC.

By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Chief Financial Officer

Dated: May 12, 2011